EXHIBIT 99.1

Broadwind Announces Second Quarter 2025 Results

CICERO, Ill., Aug. 12, 2025 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the second quarter 2025.

SECOND QUARTER 2025 RESULTS

  Total revenue of $39.2 million, +7.6% y/y
  Net loss of ($1.0) million, or ($0.04) per diluted share
  Total non-GAAP adjusted EBITDA of $2.1 million, or 5.3% of total revenue
  Total orders of $21.0 million, +14% y/y, as of June 30, 2025

Broadwind reported a net loss of ($1.0) million, or ($0.04) per diluted share in the second quarter 2025, compared to net income of $0.5 million, or $0.02 per diluted share, in the second quarter 2024. The Company reported adjusted EBITDA, a non-GAAP measure, of $2.1 million in the second quarter compared to $3.6 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue increased 7.6% on a year-over-year basis in the second quarter, due primarily to increased sales in the wind and industrial verticals. Revenue in the Heavy Fabrications segment increased 27.4% compared to the prior year period, primarily due to increased demand for wind tower sections and repowering adapters, partially offset by lower demand from mining customers. In the Gearing segment, revenue declined primarily due to lower demand within the domestic energy markets. Within the Industrials Solutions segment, revenue increased due to stronger order intake for natural gas turbine content.

Total orders increased 14% in the second quarter, when compared to the prior year period, benefiting from increased demand from power generation and oil & gas customers, partially offset by lower orders from the industrial, wind, and mining end-markets. For the third consecutive quarter, the Industrial Solutions segment set records for both orders and backlog due to increased demand for natural gas turbine content. The consolidated backlog decreased 31.5% on a year-over-year basis to $95.3 million as of June 30, 2025.

At the end of the second quarter, Broadwind had total cash on hand and availability under its credit facility of $14.9 million. The Company’s ratio of net debt to trailing twelve month Adjusted EBITDA was 3.0x at the end of the second quarter 2025, versus 1.4x at the end of the first quarter 2025. The sequential increase in the Company’s net leverage ratio is related to a near-term increase in working capital requirements related to fulfilling a temporary increase in wind tower volume.

MANAGEMENT COMMENTARY

“Our second quarter results reflect clear progress in our strategy to diversify into higher value precision manufacturing end markets, while also benefiting from increased demand for wind related content,” stated Eric Blashford, President and CEO of Broadwind. “Our disciplined execution has positioned us to capture tailwinds from accelerating customer investments in power generation and electrification, consistent with our long-term value creation strategy.”

“In June, we announced the pending sale of our industrial fabrication operations in Manitowoc, Wisconsin,” continued Blashford. “This transaction represents a meaningful step forward in optimizing our footprint, enhancing balance sheet optionality, and sharpening our strategic focus within stable, higher-margin precision manufacturing verticals. “This transaction, which remains on pace to close during the third quarter 2025, is expected to add approximately $13 million of cash to our balance sheet, while reducing costs by an estimated $8 million annually.”

“Customer activity continues to strengthen, led by demand for natural gas turbine content and for the oil & gas aftermarket,” continued Blashford. “In July, we built on this momentum with a $6 million follow-on order for gearing products. Given lead times associated with these orders, we anticipate deliveries to commence beginning in early 2026.”

“Our focus on lean operations and cost discipline has enhanced our operating leverage,” continued Blashford. “However, in the second quarter of 2025, margins were temporarily impacted by early production process inefficiencies at our Manitowoc and Abilene facilities, additional overhead to support increased production volumes within the wind and power generation verticals, and lower capacity utilization levels within our Gearing segment. We expect profitability to improve as production normalizes throughout the duration of the year.”

“Looking ahead, we believe our 100% domestic production footprint, advanced precision manufacturing capabilities, continued expansion into diverse, higher-value end markets, and recent strategic actions to enhance balance sheet flexibility and reduce fixed overhead position Broadwind for sustained profitable growth and long-term value creation,” concluded Blashford.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers, compressed natural gas pressure reducing systems and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased by 27.4% to $25.0 million in the second quarter 2025, as compared to the prior year period, primarily driven by an increase in wind tower sections and repowering adapters sold, partially offset by lower demand from the mining end-market. The segment reported operating income of $1.7 million in the second quarter, as compared to operating income of $1.6 million in the prior year period. Segment non-GAAP adjusted EBITDA was $2.8 million in the second quarter, in line with the prior year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 30.3% to $7.3 million in the second quarter 2025, as compared to the prior year period, primarily driven by lower demand from oil & gas customers. The segment reported an operating loss of ($0.8) million in the second quarter, compared to operating income of $0.5 million in the prior year period. Segment non-GAAP adjusted EBITDA was ($0.1) million in the second quarter, as compared to $1.2 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 13.9% to $7.4 million in the second quarter 2025, as compared to the prior year period, primarily driven by increased sales of natural gas turbine content. The segment reported operating income of $0.5 million in the second quarter compared to operating income of $0.6 million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.7 million in the second quarter, as compared to $0.8 million in the prior year period.

FINANCIAL GUIDANCE

On June 4, 2025, Broadwind announced that it has entered into a definitive agreement to sell its industrial fabrication operations in Manitowoc, Wisconsin for a minimum consideration of $13 million, with the possibility to receive additional funds subject to certain closing conditions. This transaction is expected to close during the third quarter of 2025, subject to the satisfaction of customary closing conditions.

In connection with the pending asset sale, Broadwind is suspending its previously issued financial guidance for the full year 2025. Updated financial guidance will be provided upon the closure of the transaction, excluding contributions from the Manitowoc operations.

For the full-year 2024, the Manitowoc operations generated revenue of approximately $25 million and EBITDA margins of 8 – 9%.

SECOND QUARTER 2025 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, August 12, 2025, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, August 19, 2025:

Teleconference Replay:	844-512-2921
Conference ID:	13754693

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the effects of proxy contests and actions of activist stockholders; (xx) the limited trading market for our securities and the volatility of market price for our securities; (xxi) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); (xxii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price; (xxiii) our ability to complete the sale of our industrial fabrication operations in Manitowoc, Wisconsin (the “Manitowoc Sale”) in a timely manner, if at all; and (xxiv) the impact that the Manitowoc Sale may have on our current plans and operations. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

IR CONTACT

Stefan Neely or Noel Ryan
BWEN@val-adv.com

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	June 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash	$1,037	$7,721
Accounts receivable, net	15,436	13,454
AMP credit receivable	2,880	2,533
Contract assets	1,593	836
Inventories	51,432	39,950
Prepaid expenses and other current assets	2,074	2,374
Assets held for sale	3,849	-
Total current assets	78,301	66,868
LONG-TERM ASSETS:
Property and equipment, net	40,635	45,572
Operating lease right-of-use assets, net	9,982	13,841
Intangible assets, net	1,072	1,403
Other assets	521	606
TOTAL ASSETS	$130,511	$128,290

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$19,099	$1,454
Current portion of finance lease obligations	2,229	2,266
Current portion of operating lease obligations	1,606	2,115
Accounts payable	20,025	16,080
Accrued liabilities	4,007	3,605
Customer deposits	4,341	18,037
Total current liabilities	51,307	43,557
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	7,006	7,742
Long-term finance lease obligations, net of current portion	3,089	3,777
Long-term operating lease obligations, net of current portion	10,150	13,799
Other	6	15
Total long-term liabilities	20,251	25,333
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,315,401 and 22,593,589 shares issued as of June 30, 2025 and
December 31, 2024, respectively	23	23
Treasury stock, at cost, 273,937 shares as of June 30, 2025 and December 31, 2024,
respectively	(1,842)	(1,842)
Additional paid-in capital	402,476	401,564
Accumulated deficit	(341,704)	(340,345)
Total stockholders' equity	58,953	59,400
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$130,511	$128,290

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$39,235	$36,452	$76,073	$74,068
Cost of sales.	35,260	30,886	67,772	61,865
Gross profit	3,975	5,566	8,301	12,203

OPERATING EXPENSES:
Selling, general and administrative	3,974	4,143	7,951	8,537
Intangible amortization	166	166	331	331
Total operating expenses	4,140	4,309	8,282	8,868
Operating (loss) income	(165)	1,257	19	3,335

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(783)	(726)	(1,299)	(1,258)
Other, net	(8)	4	(10)	7
Total other expense, net	(791)	(722)	(1,309)	(1,251)

Net (loss) income before provision for income taxes	(956)	535	(1,290)	2,084
Provision for income taxes	33	53	69	92
NET (LOSS) INCOME	$(989)	$482	$(1,359)	$1,992

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.04)	$0.02	$(0.06)	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	22,773	21,783	22,568	21,689

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.04)	$0.02	$(0.06)	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	22,773	22,003	22,568	21,904

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,359)	$1,992

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,345	3,314
Deferred income taxes	(9)	2
Stock-based compensation	546	576
Allowance for credit losses	(16)	(2)
Common stock issued under defined contribution 401(k) plan	622	595
Gain on disposal of assets	(1)	(114)
Changes in operating assets and liabilities:
Accounts receivable	(1,966)	5,061
AMP credit receivable	(347)	5,360
Contract assets	(757)	302
Inventories	(11,482)	(1,397)
Prepaid expenses and other current assets	300	1,111
Accounts payable	4,134	(4,328)
Accrued liabilities	402	(2,130)
Customer deposits	(13,696)	(13,728)
Other non-current assets and liabilities	(214)	(41)
Net cash used in operating activities………………………………………………………………………………………………	(20,498)	(3,427)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,116)	(2,534)
Proceeds from disposals of property and equipment	1	159
Net cash used in investing activities	(2,115)	(2,375)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	17,634	5,914
Proceeds from long-term debt	-	1,421
Payments on long-term debt	(724)	(681)
Payments on finance leases	(725)	(883)
Shares withheld for taxes in connection with issuance of restricted stock	(256)	(130)
Net cash provided by financing activities	15,929	5,641

NET DECREASE IN CASH	(6,684)	(161)
CASH beginning of the period	7,721	1,099
CASH end of the period	$1,037	$938

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
ORDERS:
Heavy Fabrications	$248	$9,138	$10,318	$20,359
Gearing	6,799	4,704	14,759	15,150
Industrial Solutions	13,909	4,530	24,013	11,859
Total orders	$20,956	$18,372	$49,090	$47,368

REVENUES:
Heavy Fabrications	$24,989	$19,611	$50,236	$41,628
Gearing	7,284	10,454	13,251	18,791
Industrial Solutions	7,363	6,463	13,010	14,456
Corporate and Other	(401)	(76)	(424)	(807)
Total revenues	$39,235	$36,452	$76,073	$74,068

OPERATING INCOME/(LOSS):
Heavy Fabrications	$1,711	$1,557	$3,952	$3,601
Gearing	(819)	482	(1,711)	508
Industrial Solutions	486	623	816	2,390
Corporate and Other	(1,543)	(1,405)	(3,038)	(3,164)
Total operating income (loss)	$(165)	$1,257	$19	$3,335

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (Loss) Income	$(989)	$482	$(1,359)	$1,992
Interest Expense	783	726	1,299	1,258
Income Tax Provision	33	53	69	92
Depreciation and Amortization	1,643	1,718	3,345	3,314
Share-based Compensation and Other Stock Payments	615	663	1,099	1,165
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$2,085	$3,642	$4,453	$7,811

Heavy Fabrications Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$1,500	$1,699	$3,217	$4,287
Interest Expense	207	264	354	354
Income Tax Provision (Benefit)	3	(408)	381	(1,038)
Depreciation	964	1,022	1,985	1,933
Share-based Compensation and Other Stock Payments	168	222	353	400
Adjusted EBITDA (Non-GAAP)	$2,842	$2,799	$6,290	$5,936

Gearing Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (Loss) Income	$(878)	$422	$(1,839)	$387
Interest Expense	58	53	121	106
Income Tax Provision	1	7	7	14
Depreciation and Amortization	550	553	1,099	1,093
Share-based Compensation and Other Stock Payments	123	128	221	230
Adjusted EBITDA (Non-GAAP)	$(146)	$1,163	$(391)	$1,830

Industrial Solutions Segment	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$319	$471	$516	$2,055
Interest Expense	135	115	249	278
Income Tax Provision	23	35	35	58
Depreciation and Amortization	114	106	228	205
Share-based Compensation and Other Stock Payments	81	76	135	126
Adjusted EBITDA (Non-GAAP)	$672	$803	$1,163	$2,722

Corporate and Other	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Loss	$(1,930)	$(2,110)	$(3,253)	$(4,737)
Interest Expense	383	294	575	520
Income Tax Provision (Benefit)	6	419	(354)	1,058
Depreciation and Amortization	15	37	33	83
Share-based Compensation and Other Stock Payments	243	237	390	409
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$(1,283)	$(1,123)	$(2,609)	$(2,677)